FRONT OF PROXY CARD


LINCOLN NATIONAL CORPORATION                       FORT WAYNE, INDIANA

     The undersigned shareholder in LINCOLN NATIONAL CORPORATION, an Indiana corporation, hereby constitutes and appoints EARL L. NEAL, IAN M. ROLLAND,JILL
S. RUCKELSHAUS and C. SUZANNE WOMACK or any one or more of them, the true and lawful attorney in fact and proxy of the undersigned, with full power of substitution to all or any one or more of them,to vote as proxy for and in the name, place and stead of the undersigned at the ANNUAL MEETING of the shareholders of the Corporation,to be held at the Grand Wayne Center, 120 West Jefferson Boulevard, Fort Wayne, Indiana, at 10:00 a.m., local time, Thursday, May 12, 1994, or at any adjournment thereof, all the shares of stock in the Corporation shown on the other side (whether Common Stock; $3.00 Cumulative Convertible Preferred Stock,Series A;5 1/2% Cumulative Convertible Exchangeable Preferred Stock,Series F) which the undersigned would be entitled to vote if then personnaly present, hereby revoking any proxy heretofore given.

A majority of such attorneys and proxies who shall be present and shall act as such at the meeting or any adjournment thereof,or if only one such attorney and proxy be present and act,then that one,shall have and may exercise all the powers hereby conferred.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED
HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE,THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1 AND FOR ITEMS 2, 3, 4, 5 AND 6.

       (Continued, and to be Signed, on reverse side)   SEE REVERSE SIDE

Please mark votes as in this example - x

The Board of Directors recommends a vote for the following:

1.  To elect four directors for three year terms:

Nominees: Robert A. Anker, Harry L. Kavetas, M. Leanne Lachman, Jill S. Ruckelshaus

FOR ALL NOMINEES                          WITHHELD FROM ALL NOMINEES


For, except vote withheld from the following nominee(s).

                                              FOR     AGAINST    ABSTAIN
2. To approve or disapprove an amendment to the Corporation's articles of incorporation to increase the amount of authorized Common
Stock from 400 million to 800 million shares.

3.  To approve or disapprove an amended and
restated stock option plan.

4.  To approve or disapprove a stock plan
for directors.

5. To approve or disapprove a phantom stock plan for employees.

6. To approve or disapprove an amendment and restated executive value sharing plan.

7. In their discretion, upon other matters which may properly come before the meeting or any adjournment thereof.

- -- all of the above in accordance with the Notice of Annual Meeting of Shareholders and Proxy Statement for the meeting, receipt of which is hereby acknowledged.

Signature _______________________  Date _________

Signature _______________________  Date _________

Signature must be that of the shareholder. If shares are held jointly, each shareholder named should sign. If the signet is a corporation, please sign full corporate name by duly authorized officer. If the signer is a partnership, please sign partnership name by authorized person. Executors, administrators, trustees, guardians, attorneys in fact, etc. should so indicate when signing.